UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2023

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36401	39-1975614
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1475 West 9000 South, Suite A West Jordan, Utah	84088
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (801) 566-6681

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	SPWH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Paul Stone as Chief Executive Officer and President and Changes to the Board of Directors

On September 21, 2023, the Board of Directors (the “Board”) of Sportsman’s Warehouse Holdings, Inc. (the “Company”) appointed Mr. Paul Stone as the Company’s Chief Executive Officer and President, effective November 1, 2023 (the “Effective Date”). The Board also appointed, effective as of the Effective Date, Mr. Stone to the Board as a Class III director, to serve until the Company’s 2026 annual meeting of stockholders and until his successor is duly elected and qualified. Mr. Stone will perform the functions of the Company’s principal executive officer.

Paul Stone, 58, previously served as President and Chief Operating Officer of Hertz Global Holdings, Inc. (“Hertz Global”) from October 2021 to September 2023 after previously serving as Interim President and Chief Executive Officer and as a director of Hertz Global between May 2020 and October 2021. From March 2018 to May 2020, he served as Executive Vice President and Chief Retail Operations Officer North America of Hertz Global. Prior to joining Hertz Global, Mr. Stone served as the Chief Retail Officer of Cabela’s Inc., an outdoor outfitter retail company, from November 2015 to December 2017. Prior to joining Cabela’s Inc., Mr. Stone spent 28 years with Sam’s Club, a retail warehouse subsidiary of Walmart Inc., in various leadership roles.

In connection with Mr. Stone’s appointment, Joseph P. Schneider, who has been serving as the Company’s Interim Chief Executive Officer and President, will resign on the Effective Date from his role as Interim Chief Executive Officer and President. Mr. Schneider will continue to serve as a Class I director and as Chair of the Board until December 31, 2023. On September 21, 2023, Mr. Schneider informed the Board that he intends to resign as a director and as Chair of the Board, effective December 31, 2023. On September 21, 2023, the Board selected Rich McBee to succeed Mr. Schneider as Chair of the Board, effective January 1, 2024. As a result of these events, the Board will increase the size of the Board from eight (8) members to nine (9) members from November 1, 2023 to December 31, 2023 and return the size of the Board to eight (8) members on January 1, 2024.

In connection with his service as a non-employee director from November 1, 2023 to December 31, 2023, Mr. Schneider will receive the Company’s standard non-employee director cash and equity compensation in the form of restricted stock units, each pro-rated for his time of service, under its Non-Employee Directors’ Compensation Policy, which is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 29, 2023, as filed with the Securities and Exchange Commission (the “SEC”) on September 7, 2023.

Employment Arrangements with New Chief Executive Officer and President

On September 22, 2023, the Company entered into an employment agreement with Mr. Stone in connection with his appointment to the position of Chief Executive Officer and President (the “Employment Agreement”) that will become effective on the Effective Date. The Employment Agreement provides for an indefinite term subject to termination by either party. The Employment Agreement provides for an annual base salary of $1,100,000 for Mr. Stone, subject to review and increases by the Company in its sole discretion. The Employment Agreement also provides for a target annual bonus opportunity of 150% of Mr. Stone’s base salary beginning with the Company’s fiscal year 2024, subject to review and adjustment by the Company in its reasonable discretion. Mr. Stone’s annual bonus for fiscal year 2023 will be guaranteed at the full target amount of 150% of his base salary, pro-rated based on the Effective Date. Mr. Stone will also receive a signing bonus in the amount of $350,000, payable on the Effective Date, which signing bonus must be repaid if Mr. Stone resigns without “Good Reason” or is terminated by the Company for “Gross Misconduct” (as such terms are defined in the Employment Agreement) prior to the first anniversary of the Effective Date.

On the Effective Date, Mr. Stone will be granted an award of time-based restricted stock units (“RSUs”) with a value of $1.7 million, based on the closing price of the Company’s common stock on the Effective Date, which will vest over three years in three equal installments on each of the first, second and third anniversary of the Effective Date, subject to Mr. Stone’s continued service to the Company. As a signing bonus, on the date occurring six months after the Effective Date, Mr. Stone will be granted time-based RSUs with a value of $400,000, based on the closing price of the Company’s common stock on the date occurring six months after the Effective Date, which will vest over three years in three equal installments on each of the first, second and third anniversary of the grant date. As part of the annual equity awards granted to the Company’s executive officers in 2024, Mr. Stone will be granted (A) time-based RSUs with a value of $1.25 million based on the closing price of the

Company’s common stock on the grant date, which will vest over three years in three equal installments on each of the first, second and third anniversary of the grant date, and (B) performance-based RSUs with a grant date fair value of $1.25 million, which will vest over a three-year period based on performance metrics to be determined at the time of grant. The awards granted on the Effective Date and on the date occurring six months after the Effective Date will be granted pursuant to the Sportsman’s Warehouse Holdings, Inc. Inducement Plan (as described below). All other awards referenced above will be granted pursuant to the Sportsman’s Warehouse Holdings, Inc. 2019 Performance Incentive Plan.

Pursuant to the Employment Agreement, Mr. Stone will also receive reimbursement up to $90,000 for reasonable relocation expenses and legal fees related to the negotiation of the Employment Agreement, and be eligible to participate in the employee benefit plans available to other executives of the Company.

In the event Mr. Stone’s employment is terminated by Company other than because of Mr. Stone’s “Gross Misconduct” or by Mr. Stone for “Good Reason” (as such terms are defined in the Employment Agreement), Mr. Stone will be entitled to receive, subject to him providing a general release of claims in favor of the Company, (i) a lump sum payment equal to 18 months of his then-current base salary (or $1,100,000 if Mr. Stone’s then current Base Salary is less than $1,100,000), (ii) payment of any annual bonus earned for the preceding year for which payment has not yet been received and payment of a pro-rated target annual bonus for the year in which the termination occurs, (iii) reimbursement of COBRA premiums for up to 18 months, and (iv) if such termination occurs on or following a Change in Control during the Change in Control Period (as such terms are defined in the Employment Agreement) of the Company, full acceleration of any outstanding time-based equity awards granted by the Company and any performance-based vesting conditions applicable to any equity awards shall be treated as provided in the applicable award agreement.

On September 22, 2023, Mr. Stone also entered into an Employee Confidential Information and Inventions Assignment Agreement (the “CIIAA”) that contains certain restrictive covenants including a confidentiality and non-disclosure agreement, a twelve-month post-termination non-competition clause, a twelve-month post-termination non-solicitation of employees or independent contractors clause, and a non-disparagement clause.

The foregoing descriptions of the Employment Agreement and CIIAA are qualified in their entirety by reference to the full text of the Employment Agreement and CIIAA, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

On the Effective Date, Mr. Stone is expected to enter into an indemnification agreement with the Company in the form previously approved by the Board and filed with the SEC as Exhibit 10.2 to the Company’s Current Report on Form 8-K on April 8, 2019.

There are no arrangements or understandings between Mr. Stone and any other persons pursuant to which he was selected as an officer or director of the Company. There are also no family relationships between Mr. Stone and any director or executive officer of the Company and Mr. Stone has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Adoption of Inducement Plan

On September 21, 2023, the Board adopted and approved the Sportsman’s Warehouse Holdings, Inc. Inducement Plan (the “Inducement Plan”) to reserve 1,000,000 shares of the Company’s common stock to be used exclusively for grants of awards to individuals that were not previously employees or directors of the Company (or following a bona fide period of non-employment), as an inducement material to the individual’s entry into employment with the Company, pursuant to Nasdaq Listing Rule 5635(c)(4). The Inducement Plan was adopted and approved without stockholder approval pursuant to Nasdaq Listing Rule 5635(c)(4) and will be administered by the Compensation Committee of the Board (the “Compensation Committee”). Awards under the Inducement Plan may only be granted by: (i) the Compensation Committee, provided such committee is comprised solely of “independent directors” (as defined by Nasdaq Listing Rule 5605(a)(2)) or (ii) a majority of the Company’s “independent directors.”

The Inducement Plan provides for the grant of options, stock appreciation rights, restricted stock, stock bonuses, stock units, restricted stock units, performance stock, deferred shares, phantom stock, dividend equivalent rights and other cash or share-based awards. In addition, forms of Restricted Stock Unit Award Agreement were adopted and approved for use with the Inducement Plan.

The foregoing description of the Inducement Plan is qualified in its entirety by reference to the full text of the Inducement Plan, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On September 26, 2023, the Company issued a press release announcing, amongst other things, the appointment of Mr. Stone as Chief Executive Officer and President of the Company and as a member of the Board, effective the Effective Date, a copy of which is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and the related information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01. Other Events.

The Description of Capital Stock set forth in Exhibit 99.2 is being filed for the purpose of providing an updated description of the capital stock of the Company.

The Description of Capital Stock set forth in Exhibit 99.2 is incorporated herein by reference, modifies and supersedes any prior description of the capital stock of the Company in any registration statement or report filed with the SEC and will be available for incorporation by reference into certain of the Company’s filings with the Commission pursuant to the Securities Act, the Exchange Act, and the rules and forms promulgated thereunder.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
Exhibit 10.1	Employment Agreement, dated September 22, 2023, between the Company and Paul Stone.
Exhibit 10.2	Employee Confidential Information and Inventions Assignment Agreement, dated September 22, 2023, between the Company and Paul Stone.
Exhibit 10.3	Sportsman’s Warehouse Holdings, Inc. Inducement Plan.
Exhibit 99.1	Press release dated September 26, 2023.
Exhibit 99.2	Description of Capital Stock.
Exhibit 104	The Cover Page from this Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

By:	/s/ Jeff White
Name:	Jeff White
Title:	Secretary and Chief Financial Officer

Date: September 26, 2023